UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

Plasmatech, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52633

(Commission File Number)

56-2472226

(IRS Employer Identification No.)

777 N. Rainbow Blvd., Suite 250

Las Vegas, Nevada 89107

(Address of principal executive offices)(Zip Code)

(702) 851-1330

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2009, PlasmaTech, Inc., a Nevada corporation (“PlasmaTech”), and RF Wireless Solutions, Inc., a Nevada limited liability company (“RF Wireless”), entered into that certain Intellectual Property Purchase Agreement (the “Agreement”) relating to the acquisition of substantially all of the intellectual property of RF Wireless related to fully-developed, advanced radio frequency wireless technologies devices and related equipment of RF Wireless. Terms of the transaction provide for payment by PlasmaTech of a total of $485,000 cash and 4,000,000 shares of PlasmaTech common stock. PlasmaTech must pay to RF Wireless $12,500 by January 31, 2010, and $150,000 no later than December 15, 2010, $150,000 no later than December 15, 2011, and $150,000 no later than December 15, 2012, in order to retain title to the intellectual property underlying the Agreement.

There is no material relationship between PlasmaTech or its affiliates, and RF Wireless or its affiliates, other than in respect of the Agreement.

Item 2.01 Completion or Disposition of Assets.

The information provided in Item 1.01 is hereby incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent the issuance of the shares of common stock described in Item 1.01 above are deemed to be an issuance by the Company, the information provided in Item 1.01 is hereby incorporated into this Item 3.02 by reference. PlasmaTech offered and sold the shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, in a non-public offering where purchaser had access to registration-type information of PlasmaTech.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Intellectual Property Purchase Agreement, dated December 18, 2009, by and between the Registrant and RF Wireless Solutions, Inc.
10.2	Promissory Note dated December 15, 2009, from the Registrant to RF Wireless, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plasmatech, Inc.

Plasmatech, Inc.
Registrant

Date: December 29, 2009	By: /s/ Marvin Williams
Name: Marvin Williams
Title: President and Chief Executive Officer

EXHIBIT INDEX

No.	Description
10.1	Intellectual Property Purchase Agreement, dated December 18, 2009, by and between the Registrant and RF Wireless Solutions, Inc.
10.2	Promissory Note made December 15, 2009, from the Registrant to RF Wireless, LLC